UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2022

Farmers and Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Material Compensatory Plan.

On August 8, 2022, Farmers and Merchants Bank (the “Bank”), the wholly-owned subsidiary of Farmers and Merchants Bancshares, Inc. (the “Company”), entered into a Supplemental Executive Retirement Agreement with Gary A. Harris, who, as of such date, served as the President of the Bank and the Company (the “SERP Agreement”). Under the SERP Agreement, benefits will be paid as follows:

●
Retirement Benefit. Mr. Harris will be entitled to an annual cash benefit for 20 years if he suffers a Separation from Service (as defined in the SERP Agreement) after reaching the retirement age of 65. The amount of this benefit will be equal to 35% of the average of Mr. Harris’ three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs. This benefit will be paid in 12 equal monthly installments commencing in the month that follows the month in which the Separation of Service occurs.

●
Early Termination Benefit. If Mr. Harris suffers a Separation from Service that constitutes an Early Termination, then he will be entitled to receive the Accrued Benefit, which will be paid over 20 years in equal monthly installments commencing in the month that follows the month in which the Separation of Service occurs, with interest credited on the unpaid balance at the Discount Rate (as defined in the SERP Agreement) in effect at the time of the Separation from Service. The term “Early Termination” means a Separation from Service that occurs prior to Mr. Harris reaching the age of 65 and not within 24 months of a Change in Control (as defined in the SERP Agreement). The term “Accrued Benefit” means the dollar value of the liability that should be accrued by the Bank, under Generally Accepted Accounting Principles, for the Bank’s obligation to Mr. Harris under the SERP Agreement, calculating by applying Financial Accounting Standards Board’s Accounting Standards Codification 710-10 and the Discount Rate.

●
Disability Benefit. If Mr. Harris suffers a Disability (as defined in the SERP Agreement) prior to reaching the age of 65, then he will be entitled to receive the Accrued Benefit, which will be paid over 20 years in equal monthly installments commencing in the month that follows the month in which the Disability occurs, with interest credited on the unpaid balance at the Discount Rate (as defined in the SERP Agreement) in effect at the time the Disability occurs.

●
Change in Control Benefit. If a Change in Control (as defined in the SERP Agreement) occurs and, prior to reaching the age of 65, Mr. Harris suffers a Separation from Service within 24 months of such Change in Control, then Mr. Harris will be entitled to receive cash in an amount equal to the present value of a 20-year payment stream equal to 35% of the average of Mr. Harris’ three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs, calculated using a 4.0% discount rate (the “CiC Benefit”). The CiC Benefit will be paid over five years in equal monthly installments commencing in the month that follows the month in which the Separation from Service occurs, with interest credited on the unpaid balance at an annual rate of 4%, compounded monthly.

●
Death Benefit. If Mr. Harris dies prior to a Separation from Service, then his designated beneficiaries will be entitled to cash in an amount equal to the greater of (i) the Accrual Benefit and (ii) $2,127,275. This benefit will be paid in a single lump sum during the month that follows the month in which Mr. Harris dies.

●
Benefit Upon Termination of the SERP Agreement. If the Bank terminates the SERP Agreement (i) in connection with a Change in Control following the commencement of benefit payments, (ii) upon its dissolution or in connection with its bankruptcy, or (iii) in connection with the termination of all other compensatory arrangements that would be aggregated with the SERP Agreement pursuant to Section 409A of the Internal Revenue Code (to the extent that Mr. Harris participated in such other arrangements), then, subject to certain conditions specified in the Harris SERP Agreement, including compliance with Section 409A of the Internal Revenue Code, Mr. Harris will be entitled to the Accrued Benefit. If the Bank terminates the SERP Agreement in connection with a Change in Control before the commencement of benefit payments, then Mr. Harris will be entitled to the CiC Benefit.

If benefit payments have begun and an executive dies before all payments have been made, then the Bank will distribute the remaining benefits to the executive’s designated beneficiaries, at the same times and in the same manner as if the executive had not died. If an executive becomes entitled to benefits but dies before payments begin, then the Bank will pay the benefits, in a single lump sum on the first day of the fourth month following death, to the executive’s designated beneficiaries.

No benefits will be paid if an executive’s employment is terminated by the Bank for cause or if he is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act. Additionally, no benefit will be paid to the extent it constitutes an excess golden parachute payment under Section 280G of the Internal Revenue Code or is determined to be a prohibited golden parachute payment pursuant to 12 C.F.R. § 359.2.

The timing of the distribution of some or all of the foregoing benefits may be subject to a six-month waiting period under Section 409A of the Internal Revenue Code to the extent that Mr. Harris is considered to be a “specified employee” of the Company. Section 409A of the Internal Revenue Code places restrictions on the ability of the Bank and/or the executives to change the form or timing of the payment of the benefits, and the SERP Agreement provides that any such change must be consistent with the requirements and limitations of Section 409A of the Internal Revenue Code. Notwithstanding the foregoing, if Mr. Harris becomes subject to tax on the benefits that could be paid under the SERP Agreement, then the Bank may, subject to the requirements of Section 409A of the IRC, make a limited distribution to Mr. Harris to cover such taxes. Any such distribution will reduce the benefits that are otherwise payable under the SERP Agreement.

The SERP Agreement provides that, subject to certain exceptions, Mr. Harris will forfeit any undistributed benefits in the event that he engages in certain activities that compete with the Bank, interferes with certain of the Bank’s employee and/or customer relationships, or improperly divulges the Bank’s confidential information.

The foregoing information relating to the SERP Agreement is intended only as a summary and is qualified in its entirety by reference to the terms of the Harris SERP Agreement. A copy of the Harris SERP Agreement is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	Supplemental Executive Retirement Agreement dated August 8, 2022 between Farmers and Merchants Bank and Gary A. Harris (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: February 27, 2023	By:	/s/ Gary A. Harris
Gary A. Harris
President & CEO